                              [KeyCorp Letterhead]
                                                                    Exhibit 5(a)



                                 March 9, 1999


KeyCorp
127 Public Square
Cleveland, Ohio  44114

RE: Registration Statement on Form S-3
    ----------------------------------

Ladies and Gentlemen:

                  I am Vice President and Associate General Counsel of KeyCorp, an Ohio corporation (the "Corporation"), and I have acted as counsel to the Corporation in connection with the Registration Statement on Form S-3 filed on July 15, 1998 (and all amendments thereto) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"). The Registration Statement covers the registration of Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of the Corporation, $250,000,000 aggregate liquidation amount of Capital Securities (the "Capital Securities") of KeyCorp Capital II, a business trust created under the laws of the State of Delaware (the "Issuer"), and the Guarantee with respect to the Capital Securities (the "Guarantee") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Capital Securities.

                  I am familiar with the corporate proceedings of the Corporation and the Issuer to date with respect to the proposed issuance of the Debt Securities, the Capital Securities and the Guarantee, and I have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion.

                  In rendering this opinion, I have assumed, without any independent investigation, that (i) all documents that have been submitted to me as originals are authentic, and that all documents that have been submitted to me as copies conform to authentic, original documents and (ii) all persons executing agreements, instruments of documents examined or relied upon by me had the capacity to sign such agreements, instruments or documents, and all such signatures are genuine.

                  I have assumed that each of the documents have been duly authorized, executed and delivered by each of the parties thereto other than the Corporation and the Issuer and constitute valid and legally binding obligations of such parties enforceable in accordance with

KeyCorp
Page 2

their respective terms, except as limited by Title II of the United States Code (Bankruptcy) and other applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and general principles of equity, constitutional rights and public policy, regardless of whether enforceability is considered in a proceeding at law or in equity and except that the provisions requiring payment of attorneys' fees may not be enforced by courts applying Ohio law.

                  Upon the basis of such examination, I advise you that, in my opinion, when the Registration Statement relating to the Debt Securities, the Capital Securities and the Guarantee has become effective under the Act, the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement, the Guarantee Agreement relating to the Guarantee with respect to the Capital Securities of the Issuer has been duly executed and delivered, the Capital Securities have been duly executed in accordance with the Amended and Restated Trust Agreement of the Issuer and issued and delivered as contemplated in the Registration Statement, the terms of the Debt Securities and the Guarantee and of their issuance and delivery have been duly established in conformity with the Indenture and the Guarantee Agreement, respectively, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the terms of the Capital Securities of the Issuer and of their issuance and delivery have been duly established in conformity with the Amended and Restated Trust Agreement of the Issuer so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer, the Debt Securities and the Guarantee relating to the Capital Securities of the Issuer will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  The foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the laws of the State of Ohio, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                  I understand that you have received an opinion regarding the Capital Securities from Richards, Layton & Finger, P.A., special Delaware counsel for the Corporation and the Issuer. I am expressing no opinion with respect to the matters contained in such opinion.

                  This opinion is intended solely for your use in connection with the Corporation's and Issuer's Registration Statement and may not be reproduced, filed publicly or relied upon by you for any other purpose or by any other person for any purpose without my prior written consent.

KeyCorp
Page 3


                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name therein.

                                                    Very truly yours,




                                                    /s/Daniel R. Stolzer
                                                    --------------------
                                                    Daniel R. Stolzer
                                                    Vice President and
                                                    Associate General Counsel